Exhibit 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Employment Agreement (the “Agreement”) dated October 23, 2012 by and between CRYOLIFE, INC., a Florida corporation, (“CryoLife,” or the “Company”) and STEVEN G. ANDERSON (the “Employee”) is dated as of the 28 day of May, 2014, and shall be effective as of the same date (the “Amendment Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee previously entered into the Agreement, and the Agreement continues in effect as of the date hereof; and

WHEREAS, the Company and the Employee have determined that it is in the best interests of the Company and the Employee to extend the Employee’s Employment Period (as such term is defined in the Agreement) for one additional year through December 31, 2016; and

WHEREAS, the Company and the Employee have determined that it is in their respective best interests to enter into this Amendment; and

WHEREAS, the Board of Directors (the “Board”) of the Company, upon recommendation of the Board’s Compensation Committee (the “Compensation Committee”), has approved this Amendment.

NOW, THEREFORE, in consideration of the premises, the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed as follows, all effective as of the Amendment Effective Date:

1.	Section 1(b) (Employment Period) of the Agreement is hereby amended by replacing “December 31, 2015” with “December 31, 2016”.

2.	Employee acknowledges and agrees that (i) the Company previously fully satisfied its obligations to Employee under Sections 3(b) (Expenses) and 13(d) (Integration; Additional Cash Payment) of the Agreement related to reimbursement of Employee’s expenses associated with the negotiation, documentation and implementation of the Agreement and a $100,000 one-time cash payment, respectively, and (ii) the Company will not provide any expense reimbursement, one-time cash payment, or other similar payments with respect to this Amendment.

3.	This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.

4.	Except as amended pursuant to the terms of this Amendment, the Agreement shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, Employee has hereunder set his hand and, pursuant to the authorization from the Board, upon recommendation of the Compensation Committee, CryoLife has caused this Amendment to be executed in its name and on its behalf, all as of the day and year first written above.

/s/ Steven G. Anderson
STEVEN G. ANDERSON

CRYOLIFE, INC.

/s/ Ronald C. Elkins, M.D.
RONALD C. ELKINS, M.D.
DIRECTOR AND CHAIRMAN,
COMPENSATION COMMITTEE

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